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                                                                    Exhibit 23.1
                                                                    (Form 10-K)

                      [WIPFLI ULLRICH BERTELSON LLP LOGO]


          CONSENT OF WIPFLI ULLRICH BERTELSON LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-47686 dated May 5, 1992) pertaining to the Citizens Banking Corporation Second Amended Stock Option Plan; (2) the Registration Statement (Form S-8 No. 33-61197 dated July 21, 1995) pertaining to the Citizens Banking Corporation Stock Option Plan for Directors; (3) the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan; (4) the Registration Statement (Post Effective Amendment No. 1 to Form S-4 on Form S-8 No. 333-86569 dated December 22, 1999) pertaining to the F&M Bancorporation, Inc. stock option plans; and (5) the Registration Statement (Form S-8 No. 333-40100 dated June 26,
2000) pertaining to the Citizens Banking Corporation All Employee Stock Option Plan, of our report dated February 4, 1999, with respect to the consolidated financial statements of F&M Bancorporation, Inc. and Subsidiaries for the year ended December 31, 1998 included in the annual report (Form 10-K) of Citizens Banking Corporation for the year ended December 31, 2000.


/s/ Wipfli Ullrich Bertelson LLP
--------------------------------
Wipfli Ullrich Bertelson LLP

Green Bay, Wisconsin
March 28, 2001